EXHIBIT 23.14
                                                                  -------------



                               CONSENT OF EXPERT

          Reference is made to the Annual Report on Form 40-F (the "40-F") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          I hereby consent to the use of and reference to my name as a Qualified Person for the Ovoot Tolgoi Project in the Company's Management's Discussion and Analysis of Financial Conditions and Results of Operations for the year ended December 31, 2007, dated March 28, 2008, contained in the 40-F.

Sincerely,


/s/ Gene Wusaty
-----------------------------------------------
Name:    Gene Wusaty
Title:   Chief Operating Officer, Coal Division
Company: SouthGobi Energy Resources Ltd.

Date:    March  28, 2008